                                                                 EXHIBIT 4.12(b)

                                                                  CONFORMED COPY

                               GREELEY GAS COMPANY

                                       TO

                    CENTRAL BANK DENVER, NATIONAL ASSOCIATION

                  (FORMERLY THE CENTRAL BANK AND TRUST COMPANY)

                         ------------------------------------

                          NINTH SUPPLEMENTAL INDENTURE

                            DATED AS OF APRIL 1, 1991

                         ------------------------------------

              Supplementing and Amending Indenture of Mortgage and Deed of Trust dated as of March 1, 1957 and creating

              First Mortgage Bonds, 9.40% Series J, Due May 1, 2021

                                TABLE OF CONTENTS

    Section                          Heading
                                                                                          Page
Parties.................................................................................    1
Recitals................................................................................    1

                                   ARTICLE ONE

                      Assumption of Indenture Obligations;
                              Mortgage of Property

Section 1.01............................................................................    2

                                   ARTICLE TWO

                Series J Bonds and Provisions Applicable Thereto

Section 2.01.                  Series J Bonds...........................................    2
Section 2.02.                  Place and Form of Payment on Series J Bonds..............    4
Section 2.03.                  Form of Bonds............................................    4
Section 2.04.                  Authentication of Series J Bonds.........................    4

                                  ARTICLE THREE

                            Miscellaneous Provisions

Section 3.01.                  Consolidation, Merger or Sale............................    4
Section 3.02.                  Counterparts.............................................    4
Section 3.03.                  Defined Terms............................................    4
Section 3.04.                  Effect of Headings and Table of Contents.................    4

Signatures..............................................................................    5

Attachments:

Exhibit A-Form of Series J Bond

Schedule 1-Property Description

      This is a NINTH SUPPLEMENTAL INDENTURE, dated as of April 1, 1991, between GREELEY GAS COMPANY, a corporation organized and existing under the laws of the State of Delaware (the "Corporation") having its principal place of business in Denver, Colorado, party of the first part, and CENTRAL BANK DENVER, NATIONAL ASSOCIATION (formerly named The Central Bank and Trust Company), organized and existing under the laws of the United States (the "Trustee"), as Trustee, party of the second part.

                                    RECITALS

      The background of this Ninth Supplemental Indenture is:

      A. Greeley Gas Company, a Colorado corporation ("GGC") heretofore executed and delivered to the Trustee its Indenture of Mortgage and Deed of Trust dated as of March 1, 1957 (the "Original Indenture") to secure the payment of the principal of, premium, if any, and interest on, all Bonds at any time issued and outstanding thereunder, and to establish and declare the terms and conditions UPON WHICH Bonds are to be issued and secured thereunder.

      B. GGC thereafter executed and delivered to the Trustee eight Supplemental Indentures respectively dated as of November 1, 1957, October 1, 1959, March 1, 1961, June 1, 1965, March 1, 1973, March 2, 1973, October 1, 1983
and October 1, 1985 (the Original Indenture and all Supplemental Indentures being hereinafter sometimes collectively referred to as the "Indenture"), for the various purposes of creating and authorizing additional series of Bonds to be secured by the Indenture, conveying to the Trustee certain additional property, amending the Original Indenture and correcting the description of certain property.

      C. Effective October 9, 1990 GGC and Standard Gas Supply Corporation, a Colorado corporation, merged into the Corporation (the "Merger") and as the survivor of the Merger the Corporation (i) succeeded to all rights, privileges, powers and franchises of GGC including all property, real, personal and mixed owned by GGC and (ii) assumed all debts of GGC including but not limited to all obligations of GGC under the Indenture.

      D. The Corporation proposes (1) to create and issue an additional series of bonds to be designated "First Mortgage Bonds, 9.40% Series J, due May 1, 2021," limited in aggregate principal amount to $17,000,000 (the "Series J Bonds"), and (2) to apply the proceeds from the sale of the Series J Bonds to retire $7,250,000 of long term debt, reduce short-term debt, finance current construction projects and for general corporate purposes.

      E. All acts and things necessary to make the Series J Bonds, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and legal obligations of the Corporation, and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed, and the execution of this Ninth Supplemental Indenture and the issue of the Series J Bonds has in all respects been duly authorized, and the Corporation, in the exercise of the legal right and power vested in it, executes this Ninth Supplemental Indenture.

      NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar to the Corporation duly paid by the Trustee at or before the ensealing and delivery hereof and for other good and valuable considerations, the receipt whereof is hereby acknowledged, the Corporation hereby covenants to and with the Trustee and its successors in the trusts under the Indenture, for the equal - and pro rata benefit of all present and future holders of all Bonds issued and to be issued under the Indenture, without any preference, priority or distinction whatsoever, as follows:

                                   ARTICLE ONE

            Assumption of Indenture Obligations; Mortgage of Property

SECTION 1.01.

      Effective October 9, 1990 the Corporation, as successor to GGC, assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the Bonds and the performance of every covenant and condition of the Indenture to be performed or observed by the Corporation. The Corporation in order to better secure the principal of an interest (and premium, if any) on all Bonds of the-Corporation at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions in the Indenture contained, does hereby mortgage, assign, grant, bargain, sell and convey unto the Trustee, and to its successors in said trust, forever, all of the property, rights and franchises now or hereafter acquired or constructed by the Corporation including, without limitation, the properties described in Schedule 1 attached hereto and made a part hereof, except property of the character specifically excepted from the lien of the Original Indenture. In trust, nevertheless, for the same purposes and upon the same conditions as are set forth in the Original Indenture.

                                   ARTICLE TWO

                Series J Bonds and Provisions Applicable Thereto

SECTION 2.01. SERIES J BONDS.

      (a) There is hereby created under the Indenture a series of Bonds entitled First Mortgage Bonds, 9.40% Series J, due May 1, 2021 (the "Series J Bonds"). The aggregate principal amount of Series J Bonds that may be issued shall be limited to $17,000,000, exclusive of Series J Bonds issued in exchange or substitution for other Series J Bonds. The Series J Bonds shall be registered Bonds without coupons numbered RJ-l and upward.

      The Series J Bonds shall be dated and shall bear interest as provided in
Section 4.08 of the Indenture, except that the Series J Bonds issued before November 1, 1991 (the first interest payment date for the Series J Bonds) shall be dated as of and shall bear interest from the date of initial issuance thereof. The Series J Bonds shall be due May 1, 2021 and shall bear interest on their unpaid principal amounts from their dates until due and payable at the rate of 9.40% per annum (computed on the basis of a 360-day year of twelve 30-day months) payable semi-annually on May 1 and November 1 in each year, and at the rate of 10.40% per annum on any overdue principal, premium, if any, and (to the extent legally enforceable) on any overdue installment of interest.

      (b) The Series J Bonds shall be redeemable at the option of the Corporation at any time, either as a whole or in part in multiples of $1,000 at a redemption price equal to 100% of the principle amount of the bonds being redeemed plus interest accrued thereon to the date of redemption, plus a premium equal to the Make-Whole Premium, defined below, which shall be determined three
(3) business days prior to the date of such redemption. The Corporation will furnish notice to the Trustee and each holder of the Series J Bonds (by telecopy or other same - day written communication confirmed by the recipient, on a date at least two (2) business days prior to the date fixed for redemption of the Series J Bonds) of the premium, if -applicable to such redemption and the calculations, in reasonable detail, used to determine the amount of any such premium.

      Make - Whole Premium" shall mean, in connection with any redemption, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of such dollar if such redemption had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (ii) 100% of the principal amount of the outstanding Series J Bonds being redeemed. If the Reinvestment Rate is equal to or higher than 9.40% the Make-Whole Premium shall be zero.

      "Reinvestment Rate" shall mean the sum of (i) 0.50% plus (ii) the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity corresponding to the remaining term of the Series J Bonds (rounded to the nearest month). If no maturity exactly corresponds to such remaining term of the Series J Bonds, yields for the two published maturities most closely corresponding to such remaining term of the Series J Bonds shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination or the premium hereunder shall be used.

      "Statistical Release" shall mean the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of sixty-six and two-thirds per cent (66-2/3%) in aggregate principal amount of the outstanding Series J Bonds.

      (c)   There shall be no sinking fund for the Series J Bonds.

SECTION 2.02. PLACE AND FORM OF PAYMENT ON SERIES J BONDS.

      The principal of and premium (if any) and interest on Series J Bonds (subject to any agreement entered into pursuant to Section 6.01 of the Indenture) shall be payable at the operations center of the Trustee at First Trust, N.A., St. Paul, Minnesota, in coin or currency of the United States of America that at the time of such payment is legal tender for the payment of public and private debts.

SECTION 2.03. FORMS OF BONDS.

      The Series J Bonds shall be substantially in the form attached hereto as Exhibit A.

SECTION 2.04. AUTHENTICATION OF SERIES J BONDS.

      After the execution and delivery of this Ninth Supplemental Indenture, the Corporation may execute and deliver to the Trustee, and the Trustee shall authenticate and deliver as directed by Corporation Order, Series J Bonds in aggregate principal amount not exceeding $17,000,000, in accordance with the provisions of Article Three thereof.

                                  ARTICLE THREE

                            Miscellaneous Provisions

SECTION 3.01. CONSOLIDATION, MERGER OR SALE.

      The Corporation covenants that so long as any Series J Bonds remain outstanding it will not without the consent of the holders of all the Series I Bonds consolidate or merge with, or sell all or substantially all of its assets to, any corporation unless the surviving corporation after such consolidation or merger, or the corporation to which all such assets are sold, will have immediately thereafter a net worth not less than the net worth of the Corporation immediately prior to such transaction. Net worth means total assets less total liabilities.

SECTION 3.02. COUNTERPARTS.

      This Ninth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 3.03. DEFINED TERMS.

      The capitalized terms used herein which are defined in the Indenture have the meaning therein set forth.

SECTION 3.04. EFFECT OF HEADINGS AND TABLE OF CONTENTS.

      The Article, Section and Subsection headings contained in this Ninth Supplemental Indenture and the Table of Contents are for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

      IN WITNESS WHEREOF, Greeley Gas Company has caused this Ninth Supplemental Indenture to be signed in its corporate name by its President or a Vice-President and its corporate seal to be hereunto affixed and attested by its Secretary or Assistant Secretary, and Central Bank Denver, National Association, as Trustee, has caused this Ninth Supplemental Indenture to be signed in its corporate name by its Trust Officer and its corporate seal to be hereunto affixed and attested by its Cashier as of the day and year first above written.

                                                  GREELEY GAS COMPANY

            (Corporate Seal)                      By  /s/   DAVID L. MEYER
                                                       -------------------------
ATTEST:                                                     Vice President

  /s/    GARY L. SCHLESSMAN
  -------------------------
              Secretary

Witnesses:

  /s/    RICHARD W. REMLEY
  -------------------------

  /s/    PATRICIA MIDDENDORF
  -------------------------

                                                  CENTRAL BANK DENVER,
                                                   NATIONAL ASSOCIATION
                                                   AS TRUSTEE

            (Corporate Seal)                      By  /s/ KENNETH B. BUCKIUS
                                                      -------------------------
                                                            Trust Officer

ATTEST:

  /s/    DIANE S. FILING
  -------------------------
              Secretary

Witnesses:

  /s/    MARLENE FORTUNE
  -------------------------

  /s/    CLAUDIA BARNES
  -------------------------

STATE OF COLORADO               )
                                )     SS.
CITY AND COUNTY OF DENVER       )

      The foregoing instrument was acknowledge before me this 8th day of April, 1991, by David L. Meyer as Vice President, and Gary L. Schlessman, as Secretary, of Greeley Gas Company, a corporation.

      Witness my hand and official seal.

My commission expires:  8/31/92

                                                  /s/   CAROLYN A. CRAB
                                                    ---------------------------
                                                           Notary Public

STATE OF COLORADO             )
                              )   SS.
CITY AND COUNTY OF DENVER     )

      The foregoing instrument was acknowledged before me this 10th day of April, 1991, by Kenneth B. Buckius, as Trust Officer, and Diane S. Filing, as Assistant Secretary, of Central Bank Denver, National Association.

      Witness my hand and official seal.

My commission expires:  10-22-94

                                                  /s/   KELLY L. BOUCNEAL_
                                                    -------------------------
                                                            Notary Public

                                                                       EXHIBIT A

                             [FORM OF SERIES J BOND)

                               GREELEY GAS COMPANY

              FIRST MORTGAGE BOND, 9.40% SERIES J, DUE MAY 1, 2021

No.                                                               $____________

      FOR VALUE RECEIVED, GREELEY GAS COMPANY, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the Corporation, which term shall include any successor corporation as defined in the Indenture hereinafter referred to), hereby promises to pay to or registered assigns,
                          on the first day of May, 2021
                                   the sum of

                                                                 Dollars ($   )

in coin or currency of the United States of America that at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered owner hereof interest thereon from the date hereof, at the rate of 9.40% per annum, in like coin or currency, payable semi-annually on May 1 and November 1 in each year, until the principal hereof shall be due and payable and at the rate of 10.40% per annum on any overdue principal, premium, if any, and (to the extent legally enforceable) on any overdue installment of interest. Payments of both principal, premium, if any, and interest are to be made at the operations office of the Trustee at First Trust, N.A., St. Paul, Minnesota except as otherwise provided in an agreement which is executed pursuant to
Section 6.01 of the Indenture.

      This Bond is one of an authorized issue of Bonds of the Corporation known as its First Mortgage Bonds, not limited in aggregate principal amount except as provided in the Indenture hereinafter mentioned, all issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization improvement, renewal or other analogous fund, established in accordance with the provisions of the Indenture hereinafter referred to, may afford additional Security for the Bonds of any particular series) by an Indenture of Mortgage and Deed of Trust (hereinafter called the Original Indenture) executed by the Corporation to The Central Bank and Trust Company (now named Central Bank Denver, National Association), Denver, Colorado (herein called the Trustee) dated March 1,1957, as supplemented and amended by nine Supplemental Indentures, (the Original Indenture, as so supplemented and amended, is hereinafter referred to as the Indenture) to which Indenture reference is hereby made for a description of the Property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which the Bonds are and are to be secured and the rights of holders or registered owners thereof and of the Trustee in respect of such security. Bonds may be issued in series, for various principal sums, may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided or permitted.

      This Bond is one of the Bonds described in the Indenture and designated therein as the First Mortgage Bonds, 9.40% Series J due May 1, 2021 (hereinafter referred to as the Series J Bonds). The Series J Bonds shall be redeemable at the (ORIGINAL NOT LEGIBLE) of the Corporation at any time either as a whole or in part as multiples of $1,000 at a redemption price equal to 100% of the principal amount of the Bonds being redeemed plus interest accrued thereon to the date of redemption, plus a premium equal to the Make-Whole Premium, which shall be determined three (3) business days prior to the date of such redemption.

      Upon any partial redemption of this Bond, at the Option of the registered holder hereof this Bond may be either (a) surrendered to the Trustee in exchange for one or more new Series J Bonds, of authorized denominations registered in the name of such holder, in an aggregate principal amount equal to the principal amount remaining unpaid upon this Bond, or (b) submitted to the Trustee for notation hereon of the payment of the portion of the principal hereof paid upon such redemption.

      As provided in the Indenture, (a) if and to the extent authorized by the consent (evidenced as provided in the Indenture) of the holders of not less than 66-2/3% in aggregate principal amount of all Bonds then Outstanding that are adversely affected thereby, such changes in, additions to or eliminations from the Indenture as such holders and the Corporation may deem necessary or advisable may be made by supplemental indenture; provided that no such change shall be made without the consent of the holder of each outstanding bond that is adversely affected that would (i) extend the stated maturity of the principal of, or any installment of interest on, any Bond, or (ii) reduce the percentage of the principal amount of Bonds the consent of the holders of which is required for the authorization of any such change, addition or elimination, or (iii) modify certain other provisions of the Indenture.

      In case an Event of Default (as defined in the Indenture) shall occur and be continuing, the principal of all the Bonds outstanding may be declared and may become due and payable in the manner and with the effect provided in the Indenture

      This Bond is a registered Bond without coupons and is transferable by the registered holder thereof in person or by the duly authorized attorney of such holder on the Bond Register to be kept for the purpose at the principal office of the Trustee as Bond Registrar and transfer agent for the Bonds, in Denver, Colorado. Upon surrender of this Bond accompanied by written instruments of transfer in form approved by the Trustee, duly executed by the registered holder in person or by such attorney, and upon cancellation hereof, one or more new Bonds of the same series and maturity, in authorized denominations, in an aggregate principal amount equal to the principal amount remaining unpaid upon this Bond, shall be issued to the transferee in exchange herefor, as provided in the Indenture. The Corporation and the Trustee may deem and treat the person in whose name this Bond is registered on the Bond Register as the absolute owner hereof (whether or not this Bond shall be overdue) for the purpose or receiving payment hereon, and on account hereof and for all other purposes.

      No recourse shall be had for the payment of the principal of or interest on this Bond, or in respect of this Bond or the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Corporation or of any predecessor or successor corporation, either directly or through the Corporation, by virtue of any constitution, statute or rule of law or by enforcement of any assessment or penalty or otherwise, any and all such liability of incorporators, stockholders, officers and directors being released by the holder hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Indenture.

      This Bond shall not be valid or become obligatory for any purpose until the certificate endorsed hereon shall be signed by the Trustee under the Indenture.

      IN WITNESS WHEREOF, GREELEY GAS COMPANY has caused these presents to be signed in its name by its President or a Vice President, and its corporate seal to be affixed hereto and attested by its Secretary or an Assistant Secretary.

                Dated:

                                                  GREELEY GAS COMPANY

                                                  By__________________________
                                                         ____________ President

Attest:

_________________________________
      _______________ Secretary

                                      -A3-

               [TRUSTEE'S CERTIFICATE TO BE ENDORSED ON ALL BONDS]

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This Bond is one of the Bonds of the series designated herein, described in the within-mentioned Indenture.

                                             CENTRAL BANK DENVER,
                                               NATIONAL ASSOCIATION,
                                               as Trustee

                                             By________________________________
                                                    Authorized Representative

                                      -A4-